UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Soliciting Material under §240.14a-12

METROPOLITAN BANK HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
March 17, 2020
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Company”). The Annual Meeting will be held at Convene, 101 Park Avenue, New York, New York at 9:30 a.m., local time, on April 21, 2020.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the Company’s results of operations. Also enclosed for your review is the Company’s Annual Report to Stockholders, which contains detailed information concerning its activities and operating performance.
The Annual Meeting is being held so that stockholders may be given the opportunity to (1) elect three directors and (2) ratify the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2020. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees and the matter to be considered.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote through the Internet or by telephone. Instructions and applicable deadlines for voting through the Internet or by telephone are set forth on the enclosed proxy card. You may revoke your proxy at any time before its exercise, and you may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted via the Internet or by telephone. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.
We thank you for your prompt attention to this matter and appreciate your support.
Sincerely,
Mark R. DeFazio
President and Chief Executive Officer

Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 21, 2020
Notice is hereby given that the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Annual Meeting”) will be held at Convene, 101 Park Avenue, New York, New York on April 21, 2020 at 9:30 a.m., local time.
A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is to consider and act on:
1.
the election of three directors;

2.
the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Stockholders of record at the close of business on March 3, 2020 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO EXECUTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF METROPOLITAN BANK HOLDING CORP. A WRITTEN REVOCATION OR VOTING A PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Proxy Statement, Proxy Card and Annual Report are available at http://www.edocumentview.com/MCB.
By Order of the Board of Directors
Heather Quinn
Corporate Secretary
New York, New York
March 17, 2020

*
As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may allow participation by means of remote communication. If we take this step, we willl announce the decision to do so in advance and details on how to participate will be available at http://www.edocumentview.com/MCB.

PROXY STATEMENT
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
ANNUAL MEETING OF STOCKHOLDERS
April 21, 2020
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Metropolitan Bank Holding Corp. (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at Convene, 101 Park Avenue, New York, New York on April 21, 2020 at 9:30 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 17, 2020.
MATTERS TO BE CONSIDERED
The purpose of the Annual Meeting is to vote on the election of three directors and to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. The Company could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.
WHO CAN VOTE
The Board has fixed March 3, 2020 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock as of the close of business on such date will be entitled to vote at the Annual Meeting. On March 3, 2020, 8,300,687 shares of Company common stock were outstanding.
HOW TO VOTE
You may vote your shares by completing and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares via the Internet or by telephone by following the directions on the enclosed proxy card. You should complete and return the proxy card accompanying this document, or vote via the Internet or by telephone to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. Proxies solicited on behalf of the Board of Metropolitan Bank Holding Corp. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the director nominees and for the other proposal set forth in this Proxy Statement.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by: (1) sending written notice of revocation to the Secretary of Metropolitan Bank Holding Corp. at 99 Park Avenue, 12th Floor, New York, New York, 10016; (2) delivering a later-dated proxy, or (3) by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy does not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Metropolitan Bank Holding Corp. before the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.
QUORUM
The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine that a quorum is present.
VOTE REQUIRED FOR EACH PROPOSAL
As to the election of directors, a stockholder may vote FOR each nominee proposed by the Board or WITHHOLD authority to vote for each nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.
As to the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, a stockholder may: (1) vote FOR the ratification; (2) vote AGAINST the ratification; or (3) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required for the ratification of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2020. Broker non-votes and abstentions will have no effect on the outcome of the vote.
RECOMMENDATION OF THE BOARD
The Board has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” the election of the director nominees and “FOR” the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

STOCK OWNERSHIP
Holders of record of Metropolitan Bank Holding Corp.’s shares of common stock as of the close of business on March 3, 2020 are entitled to one vote for each share then held. As of March 3, 2020, there were 8,300,687 shares of common stock issued and outstanding. The following table sets forth, as of March 3, 2020, the shares of common stock beneficially owned by the Company’s directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. The mailing address for each of the Company’s directors and executive officers is 99 Park Avenue, 12th Floor, New York, New York 10016.
Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
Endicott Opportunity Partners IV 570 Lexington Avenue 37th Floor New York, New York 10022	641,650(2)(3)	7.7%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	464,169(4)	5.6%
Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, New York 10022	439,345(5)	5.3%
Directors and Nominees
Mark R. DeFazio	351,743(6)	4.1%
Dale C. Fredston	7,168	*
David M. Gavrin	58,555	*
David J. Gold	17,231	*
Harvey M. Gutman	11,691	*
Terence J. Mitchell	8,607
Robert C. Patent	160,212	1.9%
Maria F. Ramirez	22,557(7)	*
William Reinhardt	9,822	*
Robert Usdan	647,357(3)(8)	7.8%
George J. Wolf, Jr.	18,165	*
Named Executive Officers
Nick Rosenberg	19,080(9)	*
Scott Lublin	—	*
All directors and named executive officers as a group (17 persons)	1,359,018	15.9%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock over which he or she has sole or shared voting or investment power or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership.

(2)
Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on November 20, 2017.

(3)
Does not include 272,636 shares of preferred stock, which are not convertible by the holder into shares of Company common stock, but are convertible by the Company into shares of its common stock on a one-for-one basis under certain circumstances.

(4)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 7, 2020.

(5)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 11, 2020.

(6)
Includes 100,515 shares held by a limited liability company over which Mr. DeFazio has voting or dispositive power, 231,000 shares underlying stock options that are exercisable within 60 days.

(7)
Includes 1,000 shares held by Ms. Ramirez’s spouse.

(8)
Includes 641,650 shares held by Endicott Opportunity Partners IV. Mr. Usdan is a Managing Member of Endicott Opportunity Partners IV, and as such may be deemed to have voting or dispositive power over the shares held by Endicott Opportunity Partners IV. Includes 5,707 shares of common stock held by Endicott Management Company.

(9)
Includes 520 shares held by Mr. Rosenberg’s children.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company’s Board is comprised of eleven members. The Company’s Bylaws provide that directors are divided into three classes, as nearly equal in number as possible, with one class of directors elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting. The Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board has nominated Robert C. Patent, Maria F. Ramirez and William Reinhardt for election as directors for three-year terms. The nominees are currently directors of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank.
The Company has maintained a classified board since its formation in 1999. We believe this structure promotes continuity and stability of leadership. Electing directors to staggered three-years terms helps ensure that a majority of our directors have prior experience with and knowledge of our business and strategy. It further allows the directors to make decisions that benefit the Company in the long-term and not just focus on maximizing a short-term profit, which we believe ultimately is in the best interest of our shareholders. The stability of a three-year term of office also facilitates our ability to recruit and retain highly qualified directors.
The Board recommends a vote “FOR” the election of the nominees.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board knows of no reason why any of the nominees might be unable to serve, if elected.
The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Governance Committee to determine that the person should serve as a director. Each director of Metropolitan Bank Holding Corp. is also a director of Metropolitan Commercial Bank, and if elected each nominee will be appointed as a director of Metropolitan Commercial Bank. Ages are as of December 31, 2019.
Nominees with Terms Ending in 2023
Robert C. Patent

Director
Director Since: 1999
Age: 69
Robert C. Patent has over 45 years of experience in real estate investment and serves as President of Colby Capital Corporation, a private investment firm engaged in the acquisition, restructuring and financing of real estate assets. Mr. Patent served as a director of New York Federal Savings Bank, a federally chartered thrift institution, from 1989 until its sale to Flushing Financial Corporation in 1997. Mr. Patent received a B.B.A. from The George Washington University. His prior board experience, long track record of real estate investment and knowledge of the Bank’s market provide significant expertise to the Board.
Maria Fiorini Ramirez

Director
Director Since: 2014
Age: 71
Maria Fiorini Ramirez is the founder, President and Chief Executive Officer of Maria Fiorini Ramirez, Inc., an independent global economic and financial consulting firm founded in 1992. Before founding her own firm, Ms. Ramirez was Managing Director and Money Market Economist at Drexel Burnham Lambert Incorporated. She served as a director for other banking companies between 1989-2009, including Sovereign

Bancorp, Independence Community Bank and Statewide Savings Bank. Ms. Ramirez also currently serves as a director of Security Mutual Life, Binghamton, New York as well as The Brooklyn Hospital in Brooklyn, New York. Ms. Ramirez received a B.A. from Pace University. Her prior board experience and deep financial and economic knowledge and expertise make her a valuable contributor to Board deliberations.
William Reinhardt

Director and Chairman
Director Since: 2013
Age: 73
William Reinhardt has been a Senior Director of Alvarez & Marsal, a global professional services and consulting firm focused on financial services clients, since 2008. Before joining Alvarez & Marsal, he was an Assistant Deputy Comptroller for Community Banks in the Northeastern District of the Office of Comptroller of the Currency, responsible for regulatory oversight over more than 200 community and regional banks as well as federal branches. Mr. Reinhardt received a B.A. from LIU Post, formerly known as C.W. Post Campus of Long Island University, and a degree from the Graduate School of Banking at the University of Wisconsin. His financial expertise and regulatory and banking experience are important contributions to Board deliberations and oversight.
Directors with Terms Ending in 2021
Mark R. DeFazio

Director, President and Chief Executive Officer
Director Since: 1999
Age: 56
Mark R. DeFazio is a founding member of Metropolitan Commercial Bank, and has served as the Bank’s President since its inception in 1999. In 2002, Mr. DeFazio was appointed to the additional role of Chief Executive Officer by the Board. Before Metropolitan Commercial Bank, Mr. DeFazio was employed by Israel Discount Bank for 13 years, where he rose to the role of Senior Vice President and Head of Commercial Real Estate. He started his banking career in 1982 with Richmond County Savings Bank in Staten Island, New York, where he held several positions in operations, audit and real estate lending. His broad, extensive banking and real estate experience make him an invaluable asset to the Board.
Harvey M. Gutman

Director
Director Since: 2008
Age: 73
Harvey M. Gutman has been active in real estate and retail development since 1990, and is President and Founder of Brookside Advisors, LLC, a real estate consulting and development company. Before founding Brookside, he served for 16 years as Senior Vice President for Retail Development at Pathmark Stores, Inc., where he was responsible for Pathmark’s retail development program including site identification, development, approval, legal and compliance, planning, design, construction and property administration. As Senior Vice President at Pathmark, Mr. Gutman was responsible for almost 10 million square feet of supermarket, distribution, office and other commercial space. For the prior 14 years before assuming that position, Mr. Gutman was VP Grocery and Frozen Merchandising, VP Non-Foods and Pharmacy Merchandising and VP Strategic Planning and Research at Pathmark. For five years before joining Pathmark, Mr. Gutman was Director of Research at Abraham & Straus Department Stores. Mr. Gutman also currently serves as a director of ARCTRUST, a private REIT, is a member of the International Council of Shopping Centers, and previously served on the boards of the New Jersey Food Council and the Food Industry Alliance of New York. He received a B.A. from Rutgers University and an M.B.A. from The Wharton School. Mr. Gutman’s extensive retail and real estate background and strategic planning experience provide a valuable addition to the Board.

Robert Usdan

Director
Director Since: 2017
Age: 53
Robert Usdan is a Co-Founder and Principal of The Endicott Group, an investment management and financial advisory firm located in New York. He currently serves on the Boards of Directors of American Business Bank (CA) and Radius Bancorp (MA). He previously served on the Board of Directors of TGR Financial, Inc. (FL) and Square 1 Financial, Inc. (NC). Before founding Endicott, from 1990 to January 1996, Mr. Usdan was an Associate Director in the Corporate Finance Group at Sandler O’Neill & Partners, L.P. Mr. Usdan received a B.A. from the University of Virginia. Pursuant to the terms of the Letter Agreement, dated June 21, 2016, between the Company, the Bank and Endicott Opportunity Partners IV, L.P., the Company agreed to appoint Mr. Usdan to the Board of Directors. His experience and knowledge of corporate finance and investment strategy, as well as his experience as a director of other banks, make him a valuable contributor to the Board.
George J. Wolf, Jr.

Director
Director Since: 2001
Age: 67
George J. Wolf, Jr. has been a Managing Director at Aon Risk Solutions and the co-head of the newly formed Law Firm Advisory Team since 2018. Mr. Wolf is a recognized leader in law firm management with expertise in the areas of finance and administration and is the sole member of Wolf Advisory Partners, LLC. Mr. Wolf had been Managing Director of Herrick, Feinstein from 1993 until 2017. He was responsible for all financial and administrative aspects of the firm as well as growth and long-range planning, and was a member of the firm’s Executive Committee. Mr. Wolf has lectured at the Practicing Law Institute, the American Bar Association, the Association of Legal Administrators, and the New York City and State of New Jersey Bar Associations. He is a past president of the Association of Legal Administrators’ New York City Chapter and has held various commercial positions in the organization. Before joining Herrick, Feinstein, he spent 14 years in a similar role at Webster & Sheffield and two years as a director and Shareholder at Hildebrandt International — a worldwide leader in law firm consulting. While at Hildebrandt, Mr. Wolf was involved in a variety of economic and management issues including mergers, crisis management, restructuring, firm dissolutions and governance. Mr. Wolf received a B.S. from Villanova University. His financial, legal, administrative and strategic planning experience provides essential insights to Board deliberations.
Directors with Terms Ending in 2022
Dale C. Fredston

Director
Director Since: 2016
Age: 67
Dale C. Fredston has over 30 years of experience as in-house counsel to a wide range of financial service companies. She served as Executive Vice President and General Counsel of Sterling National Bank and its public holding company, Sterling Bancorp from 2002 to 2015. Before joining Sterling, Ms. Fredston was Senior Vice President, General Counsel and Corporate Secretary of Bank of America’s commercial finance subsidiary. Her experience includes financing transactions, mergers and acquisitions, banking and securities law compliance, risk management, corporate governance, general corporate matters and management of litigation. Ms. Fredston received a B.A. from Wellesley College and a J.D. from the Columbia University School of Law. Her broad knowledge of legal, regulatory and compliance matters in the banking industry, as well as her financial, public company, corporate governance and risk management experience, inform the Board in these areas.

David M. Gavrin

Director
Director Since: 1999
Age: 85
David M. Gavrin served as Chairman of the Board from 2004 to 2018. Mr. Gavrin has been a private investor since 1989. From 1978 to 1988 he was a General Partner of Windcrest Partners, a private investment partnership in New York City, and previously served as an officer of Drexel Burnham Lambert Incorporated for 14 years. Mr. Gavrin has also been a director of other private and public companies, including Devon Energy Corp., Acardis NV, and United American Energy Corp. Mr. Gavrin received a B.S.E. from Princeton University. His expertise in investment management and investment banking, strategic planning, capital markets and other experiences as a corporate director make him a valuable contributor to the Board.
David J. Gold

Director
Director Since: 2016
Age: 45
David J. Gold is a partner at AdvisIRy Partners Group LLC, a consulting firm that provides strategic and capital markets advisory services to senior management of publicly-held companies. For nearly two decades, Mr. Gold was an equity analyst at a Wall Street firm. He is a Chartered Financial Analyst, as well as a member of the National Association of Corporate Directors and the CFA Institute. Separately, for nearly 20 years, Mr. Gold has been involved in real estate investments. He received a B.S. from the NYU Stern School of Business and a J.D. from the Benjamin N. Cardozo School of Law. Mr. Gold earned a CERT Certificate in Cyber Oversight issued by the Software Engineering Institute of Carnegie Mellon University. Mr. Gold qualifies as an Audit Committee Financial Expert. Mr. Gold’s financial and credit analysis experience and corporate governance expertise, as well as his capital markets experience and knowledge of the real estate industry are essential to Board oversight and deliberations.
Terence J. Mitchell

Director
Director Since: 2017
Age: 67
Terence J. Mitchell has over 40 years of experience in retail banking, and served as Executive Vice President and Chief Retail Officer of Dime Community Bank from December 2010 through his retirement in June 2016. Before joining Dime, Mr. Mitchell served as President of Consumer Banking of Independence Community Bank and Executive Vice President of Retail Banking at Sovereign Bank. He has a deep knowledge of the local community and market and has also served on the boards of several Brooklyn non-profit and public interest organizations. Mr. Mitchell received a B.B.A. from Iona College. His extensive retail and consumer banking experience enables important contributions to the Board.
Executive Officers Who Are Not Directors
Anthony J. Fabiano

Executive Vice President and Chief Financial Officer
Anthony J. Fabiano has served as Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank since June 2018. He has more than 37 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector. Prior to joining the Company, Mr. Fabiano was President, Chief Operating Officer and a member of the Board of Directors at Hudson City Bancorp from September 2014 to March 2016. Before that, Mr. Fabiano was Executive Vice President — Finance and Administration from July 2012 to September 2014. Mr. Fabiano also served as Hudson City’s Principal Accounting Officer. He joined Hudson City Bancorp in 2006. Before Hudson City Bancorp, he served as the Chief Financial Officer of Sound Federal Bancorp from 1998 to 2006 and at MSB Bancorp from 1992 to 1998. Mr. Fabiano was employed by KPMG from 1982 until 1992. Mr. Fabiano is a CPA and is a member of the American Institute of CPAs and the New York

State Society of CPAs. Mr. Fabiano received a B.S. from Manhattan College and attended the National School of Banking at Fairfield University. Age 59.
Michael A. Guarino

Executive Vice President and Legal Counsel
Michael A. Guarino is Executive Vice President and Legal Counsel at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. He is an experienced regulatory and commercial lending attorney with 40 years of banking experience, including 25 years as in-house counsel at several banks. He joined Metropolitan Commercial Bank in 2009 after 13 years at Israel Discount Bank, where he served, among other capacities, as Deputy General Counsel, Compliance Officer, AML-BSA Officer, Risk Management Liaison, CRA Officer, and Assistant Secretary. Before Israel Discount Bank, Mr. Guarino served for 10 years in various compliance and legal capacities at First Fidelity/First Union Bank of New Jersey, and before that, for eight years as Assistant Treasurer and Legal Analyst at Chase Manhattan Bank. Mr. Guarino received a B.A. from Rutgers University and a J.D. from Seton Hall Law School. Age 66.
Scott Lublin

Executive Vice President and Chief Lending Officer
Scott Lublin has served Executive Vice President and Chief Lending Officer at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank since April 2018. From January 2013 to April 2018, Mr. Lublin served as Executive Vice President at BankUnited, where he managed their New York City commercial real estate lending group. From 2008 through 2013, Mr. Lublin served as Senior Vice President of Metropolitan Commercial Bank’s commercial real estate business. Before that, Mr. Lublin served as an Administrative Vice President at M&T Bank’s commercial real estate group. Mr. Lublin has more than 30 years of experience in banking and has primarily focused on commercial real estate lending. Mr. Lublin earned a B.S. at SUNY Buffalo and an M.B.A. at Fordham University. Age 53.
Gerard A. Perri

Executive Vice President and Chief Operating Officer
Gerard A. Perri is Executive Vice President and Chief Operating Officer at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. He joined Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank as Executive Vice President and Chief Operating Officer in December 2017. Mr. Perri previously held senior executive positions with public and private community banks in the New York area, including serving as the Executive Vice President and Chief Financial Officer of Orange Bank & Trust Company, Middletown, New York from 2012 until December 2017 and Executive Vice President and Chief Financial Officer of Herald National Bank, New York, New York. In addition, Mr. Perri served as Executive Vice President and Chief Financial Officer with Metropolitan Commercial Bank from its founding in 1999 until 2006. Mr. Perri holds a B.A. from City University of New York and an M.B.A. from Adelphi University. Age 64.
Imran Riaz

Senior Vice President and Chief Credit Risk Officer
Imran Riaz joined Metropolitan Commercial Bank in September 2019 as Senior Vice President and Chief Credit Risk Officer. Mr. Riaz has more than 29 years of experience in the financial services industry. Most recently, Mr. Riaz served as a Risk and Analytics Consultant at Paras Consulting since October 2016 where he developed credit policy, credit rating models, automating risk rating systems and helped prepare banks to comply with CECL requirements. From August 2015 to September 2016, Mr. Riaz served as Chief Credit Officer at Scottrade Bank where he led all aspects of credit administration, credit adjudication, underwriting, portfolio management, loan workout, and appraisal and environmental review. From 2013 to 2015, Mr. Riaz served as Chief Credit Officer at Sun National Bank. From 1989 to 2013, Mr. Riaz served in various credit risk administration roles at TD Bank, N.A., including serving as Managing Senior Credit Officer where he led organization-wide credit approval and portfolio quality for special lending. Mr. Riaz holds a B.S. from the University of Punjab and attended the University of Wisconsin for Community Bank Management. Age 58.

Nick Rosenberg

Executive Vice President and Head of Global Payments
Nick Rosenberg is Executive Vice President and Head of Global Payments at Metropolitan Commercial Bank. He joined Metropolitan Commercial Bank in 2001 and served as Executive Vice President and Chief Technology Officer from 2001 through October 2018, when he was promoted to Executive Vice President and Head of Global Payments. He is responsible for leading the Bank’s Global Payments Group, which ensures that the Bank’s end-to-end global payment processing services implement the latest technology to ensure efficient and reliable service. The Global Payments Group is responsible for the Bank’s debit card, digital currency, global remittance and FX settlement businesses. Before joining the Bank, Mr. Rosenberg served as the Technology Director of PDT Limited, a designer and manufacturer of consumer electronics products for large U.K., European and pan-Asian companies, based in Manchester, United Kingdom. He is formally accredited as a Chartered Engineer and Member of the Institute of Engineering and Technology (UK) and Institute of Electrical and Electronics Engineers (USA). Mr. Rosenberg holds a BSc with Honors from the Open University, United Kingdom and completed a postgraduate thesis in Development in Engineering and Technology. Age 48.
Laura Capra

Executive Vice President and Head of Retail Banking
Laura Capra is Executive Vice President and Head of Retail Banking at Metropolitan Commercial Bank. She joined Metropolitan Commercial Bank in 2012. She is responsible for leading, managing and growing Metropolitan Commercial Bank’s retail network, with established goals and implementation of strategies to achieve growth, profit, operational efficiency and best in class customer experience. Before joining the Bank, Ms. Capra was a Senior Vice President, District Executive at Sovereign Bank from 2012 until 2016. Ms. Capra holds a B.S. from Middlesex County College, Edison, New Jersey. Age52.
Board Independence
The Board has determined that each of the Company’s directors, with the exception of President and Chief Executive Officer Mark R. DeFazio, is “independent” as defined in the listing standards of the New York Stock Exchange (“NYSE”). Mr. DeFazio is not independent because he is an executive officer of Metropolitan Bank Holding Corp.
Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings and presides over meetings of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. As required by the NYSE rules, the Audit, Compensation and Governance Committees are comprised solely of directors who are independent as defined by NYSE rules.
Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
References to the Company Website Address
References to the Company website address, www.mcbankny.com, throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of the Company website by reference into this proxy statement or the accompanying materials.
Corporate Governance Guidelines
The Company maintains Corporate Governance Guidelines, which are posted on the “Corporate Governance — Governance Documents” section of the “Investors Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
Delinquent Section 16(a) Reports
The Company’s executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Company common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. No executive officer, director or 10% beneficial owner of shares of Company common stock failed to file ownership reports for 2019 on a timely basis, except for one late report related to sales of shares by Mr. DeFazio.
Attendance at Annual Meetings of Stockholders
Metropolitan Bank Holding Corp. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Ten out of eleven of the Company’s directors attended the 2019 Annual Meeting of Stockholders.
Communications with the Board
Any stockholder who wishes to contact the Company’s Board or an individual director may do so by writing to: Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016, Attention: Corporate Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Board Meetings
The Company Board met eight times and the Bank Board met 13 times during the fiscal year ended December 31, 2019. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served (during the period in which he or she served) that were held during the fiscal year ended December 31, 2019.
Code of Ethics
The Company’s Board has adopted a code of ethics (“Code of Ethics”) that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to Corporate Secretary, Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016 or via its website at www.mcbankny.com.
If the Company amends or grants any waiver from a provision of the Code of Ethics that applies to its executive officers, the Company will publicly disclose such amendment or waiver on its website and as required by applicable law.

Anti-Hedging Policy
The Company’s Insider Trading Policy and Corporate Governance Guidelines each include a prohibition on hedging by its directors and executive officers. These transactions are designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited.
Committees of the Board
We conduct business through meetings of the Company’s Board and its committees. The Boards of Directors of the Company and the Bank have established standing committees discussed below.
Standing Committees of the Company’s Board.   The standing committees of the Company include an Audit Committee, Compensation Committee, and a Corporate Governance and Nominating Committee. Each of these committees operates under a written charter available on the Company’s website at www.mcbankny.com. The charter governs the committees’ composition, responsibilities and operations. The follow table provides information for 2019 regarding these three committees.
Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Dale C. Fredston	X		X*
David M. Gavrin		X*	X
David J. Gold	X
Harvey M. Gutman
Terence J. Mitchell
Robert C. Patent		X	X
Maria F. Ramirez	X	X	X
William Reinhardt	X*	X	X
Robert Usdan	X
George J. Wolf, Jr.		X
Number of Meetings in 2019	8	5	2

*
Denotes Chairperson.

Standing Committees of the Bank’s Board.   The standing committees of the Bank on which members of the Board sit include an Operational Risk Management Committee, Asset/Liability Management Committee (“ALCO”), Asset Recovery Group Committee and Loan Committee. The following table provides information for 2019 regarding these committees.

Director	Operational Risk Management Committee	ALCO Committee	Asset Recovery Group Committee	Loan Committee**
Mark R. DeFazio	X	X	X	X
Dale C. Fredston	X
David M. Gavrin		X*
David J. Gold			X	X
Harvey M. Gutman	X		X
Terence J. Mitchell	X	X
Robert C. Patent			X*	X*
Maria F. Ramirez		X
William Reinhardt	X*	X	X	X
Robert Usdan		X
George J. Wolf, Jr.	X
Number of Meetings in 2019	4	4	4	38

*
Denotes Chairperson.

**
Denotes permanent members of the Committee — additional members rotate quarterly.

The Company’s Board may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and its corporate governance documents.
Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee (“Governance Committee”) is responsible for making recommendations to the Company’s Board regarding candidates for directorships and determining the size and composition of the Board and its committees. In addition, the Governance Committee is responsible for making recommendations to the Board concerning governance matters. The Governance Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Governance Committee:
•
identifies qualified individuals to be directors consistent with the criteria approved by the Board and recommends director nominees to the full Board;

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reviews the structure and composition of the committees of the Board;

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develops and recommends procedures for reviewing stockholder recommendations for director nominees;

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leads the Board in its annual performance review;

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recommends to the Board, in consultation with the Compensation Committee, compensation for directors;

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reviews related party transactions as required;

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develops and recommends any changes to the corporate governance guidelines; and

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annually reviews the Corporate Governance and Nominating Committee’s charter and the committee’s performance.

The Governance Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the New York Stock Exchange. The Governance Committee operates under a written charter, adopted by the Board, which is available through the Company’s website at www.mcbankny.com.
The Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, if the Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders. In addition, the Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.
The Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:
•
Contribution to the Board — The extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board;

•
Experience — The candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements;

•
Integrity — The candidate’s personal and professional integrity, honesty and reputation;

•
Stockholder Interests and Dedication — The candidate’s ability to represent the best long-term interests of the Company and its stockholders;

•
Independence — The absence or presence of material relationships between a candidate and the Company and the Bank (including those set forth in NYSE listing rules) that might impact objectivity and independence of thought and judgment, as well as the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements;

•
Diversity — The diversity of gender, race, ethnicity, age, cultural background and professional experience in evaluating candidates for Board membership; and

•
Additional Factors —  The current size of the Board, the number of independent directors, and the need for Audit Committee expertise.

Procedures for the Consideration of Board Candidates Submitted by Stockholders
The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Corporate Secretary of the Company, at Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016. In reviewing a candidate recommended by a stockholder, the Governance Committee will apply the criteria for candidates generally utilized by the Board of Directors and the Governance Committee from time to time, and will consider the additional information referred to below. The submission must include the following information:
•
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Corporate Governance and Nominating Committee;

•
A statement from the candidate that they will be willing to serve as a director if elected;

•
The name and address of the stockholder as they appear on the Company’s books, the number of shares and the length of holding period of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•
The name, age, address and contact information for the candidate, and the class or series and number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•
A description of any and all arrangements or understandings between the proposing stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•
A statement of the candidate’s personal history, business background and experience;

•
A statement of the candidate’s assets and liabilities as of the end of the past five fiscal years, together with related statements of income and source or application of funds, prepared in accordance with generally accepted accounting principles, and an interim statement as described in the Company’s Bylaws;

•
A notarized certification from the candidate regarding whether the candidate has been the subject of certain legal or administrative proceedings, bankruptcies, judgments, or orders, as described in the Company’s Bylaws;

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A description of any material pending legal or administrative proceedings involving the candidate; and

•
Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Company at least 90 days before the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if received by the Company no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made.
Audit Committee.   The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, evaluation of the independent auditors’ qualifications and independence, and review of the performance of its internal audit and financial risk assessment function and independent auditors.
The Audit Committee has adopted a written charter that among other things, specifies the scope of its authority and responsibilities, which is available through the Company’s website at www.mcbankny.com. Among other things, the Audit Committee:
•
appoints, evaluates and determines the compensation and independence of the Company’s independent auditors;

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reviews and approves the scope of the annual audit, audit fees and the integrity of the financial statements;

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reviews disclosure controls and procedures, internal controls, the internal audit function and corporate policies with respect to financial information;

•
oversees the Company’s cybersecurity program;

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oversees investigations into complaints concerning financial matters, if any; and

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annually reviews the Audit Committee charter and the committee’s performance.

The Audit Committee works closely with management as well as the Company’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the New York Stock Exchange for Audit Committees. The Audit Committee has determined that Director William Reinhardt qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

Audit Committee Report
Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee those processes. As part of its ongoing activities, the Audit Committee has:
•
Reviewed and discussed with management and the independent public accountants the Company’s audited consolidated financial statements for the year ended December 31, 2019;

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Met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditors and the Company’s independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•
Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board;

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence from the Company; and

•
Pre-approved all audit, audit-related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
This report has been provided by the Audit Committee:
William Reinhardt (Chair)
Dale C. Fredston
David J. Gold
Maria Fiorini Ramirez
Robert Usdan
George J. Wolf, Jr.
Compensation Committee.   The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of the executives and directors. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Compensation Committee:
•
evaluates and modifies compensation strategies;

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reviews and approves objectives relevant to executive officer compensation;

•
evaluates performance and recommends the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

•
reviews and oversees the Company’s compensation and benefit plans;

•
recommends to the Board, in consultation with the Governance Committee, compensation for directors;

•
prepares the Compensation Discussion and Analysis, if required by SEC rules, to be included in the Company’s proxy statement; and

•
annually reviews the Compensation Committee charter and the committee’s performance.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the New York Stock Exchange. The Compensation Committee operates under a written charter, adopted by the Board, which is available for review through the Company’s website at www.mcbankny.com. This charter is reviewed annually.
Analysis of Compensation Risk.   In setting compensation, the Compensation Committee considers the risks to Company stockholders that may be inherent in the compensation program and to achievement of the Company’s goals. Based on its review, the Compensation Committee believes the Company’s compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s review also considered the Company’s internal controls, policies and risk-mitigating components in the Company’s incentive arrangements currently in place.

COMPENSATION MATTERS
Summary Compensation Table
The following table sets forth certain information as to the total compensation paid to the Company’s President and Chief Executive Officer and the two other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2019 and December 31, 2018. Each individual listed in the table below is referred to as a “named executive officer.”
Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Mark R. DeFazio President and CEO	2019	700,000	430,371	500,000	64,960	1,695,331
	2018	700,000	2,729,400	650,000	24,530	4,103,930
Nick Rosenberg EVP and Head of Global Payments	2019	359,840	193,000	253,687	9,180	815,707
	2018	346,000	—	193,000	8,447	547,447
Scott Lublin EVP and Chief Lending Officer(3)	2019	416,000	—	286,000	9,180	711,180
	2018	270,952	1,395,900	250,000	3,972	1,920,824

(1)
The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of performance-based restricted stock units and restricted stock awards subject to time-based vesting and are based on the Company’s stock price on the date of grant, which was $38.45 for the grants made in 2019 and $45.49 for the grants made in 2018. Time and performance stock awards are presented below for each named executive officer included in the Summary Compensation Table. The performance-based restricted stock units are scheduled to vest, if at all, in the first quarter of 2021, subject to the achievement of certain financial performance metrics for the three-year period ending December 31, 2020. The amount shown in this column assumes the executive will earn all of the performance-based restricted stock units; however, it is possible that Messrs. DeFazio and Lublin will not recognize any income from these awards since these awards depend on the attainment of various performance metrics.

Name	Year	Time Restricted Stock Awards	Performance Stock Awards
Mark R. DeFazio	2019	11,193	—
	2018	—	60,000
Nick Rosenberg	2019	5,019	—
	2018	—	—
Scott Lublin	2019	—	—
	2018	—	30,000
(2)
The named executive officers participate in certain group health, life and disability insurance plans not disclosed in the Summary Compensation Table that are generally available to all salaried employees and do not discriminate in scope, terms and operation. The table excludes perquisites for Messrs. Rosenberg and Lublin as they did not exceed $10,000 in the aggregate for each individual. For 2019, the amounts set forth in this column include the following items:

	All Other Compensation
Name	Life insurance premiums ($)	Transportation ($)	Housing allowance ($)	401(k) Plan employer contribution ($)	Total ($)
Mark R. DeFazio	780	15,780	40,000	8,400	64,960
Nick Rosenberg	780	—	—	8,400	9,180
Scott Lublin	780	—	—	8,400	9,180
(3)
Mr. Lublin was hired as Executive Vice President and Chief Lending Officer of the Company and the Bank effective April 25, 2018.

Realized Compensation.   To supplement the SEC required disclosure in the above Summary Compensation Table, the following additional table has been included to show the total compensation realized by each named executive officer in each of the years shown. The Company believes that this table is useful to stockholders as it believes it reflects the compensation actually realized by the named executive officers. The Summary Compensation Table, as calculated under the SEC rules, includes several items that are impacted by accounting assumptions and also may include amounts that are not ultimately realized, and therefore that table may not necessarily be reflective of realized compensation in a particular year.
The table below shows compensation realized by each named executive officer. For purposes of this presentation, realized compensation includes, in addition to salary which is a fixed component of each named executive officer’s total compensation, the amount of the discretionary cash bonus and taxable perquisites.
Name and principal position	Year	Salary ($)	Value Realized on Stock Awards Vesting ($)	Nonequity Incentive Plan Compensation ($)	Perquisites ($)	Total ($)	% of Reported(1)
Mark R. DeFazio President and CEO	2019	700,000	260,297	500,000	55,780	1,516,077	89.43%
	2018	700,000	81,876	650,000	15,780	1,447,656	35.27%
Nick Rosenberg EVP and Head of Global Payments	2019	359,840	142,388	253,687	780	756,695	92.77%
	2018	278,099	72,800	193,000	780	544,679	99.49%
Scott Lublin EVP and Chief Lending Officer	2019	416,000	—	286,000	780	702,780	98.82%
	2018	270,952	—	250,000	390	521,342	27.16%

(1)
Represents the total realized compensation in the “Total” column divided by “Total” compensation disclosed in the Summary Compensation Table.

Employment Agreement.   The Company and Metropolitan Commercial Bank maintain an employment agreement with each of Mark R. DeFazio and Scott Lublin. The employment agreements are substantially similar. Each employment agreement has an initial term of three years and automatically renews on a daily basis so that the remaining term will always be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. DeFazio is $700,000, and the current base salary for Mr. Lublin is $432,640. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, benefit plans applicable to executive employees and automobile benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or if the executive resigns for good reason (as defined in the agreement) during the term of the agreement, then the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such termination occurred. Section 409A of the Internal Revenue Code 1986, as amended, (the “Code”) may require that a portion of the above payments cannot be made until six months after termination of employment. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
In the event of a change in control of Metropolitan Commercial Bank or the Company, the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such termination occurred. In addition, in the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason (as defined in the agreement) in connection with or following a change in control, the executive would become fully vested in any outstanding unvested equity or equity-based awards. Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals” (as defined in the Code) in connection with a change in control. Under Section 280G of the code, such “excess parachute payments” are also nondeductible to the Company. If payments that are contingent on a change in control to a disqualified individual (which includes the named executive officers) exceed three times the individual’s “base amount” (as defined in the Code), they constitute “excess parachute payments” to the extent they exceed one times the individual’s “base amount.” Pursuant to his employment agreement, the Company will reimburse Mr. DeFazio for the amount of the excise tax, if any, and make an additional gross-up payment so that, after the payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Mr. DeFazio would retain approximately the same net after-tax amounts under his employment agreement that he would have retained if there was no excise tax. Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment. If payments made to Mr. Lublin include an “excess parachute payment”, such payment will be reduced by the minimum dollar amount necessary to avoid this result.
In the event of a disability (as defined in the applicable disability insurance policies), Mr. DeFazio will receive benefits under any short-term or long-term disability plans maintained by Metropolitan Commercial Bank. In the event of a short-term disability, Mr. DeFazio will pay to the Company any amounts he receives as short-term disability payments from the short-term disability insurance policy and the Company shall continue to compensate Mr. DeFazio, in the full amount owing to him, as if Mr. DeFazio had not suffered a disability. In the event of a long-term disability, Mr. DeFazio will pay to the Company any amounts he receives as long-term disability payments from the long-term disability insurance policy and the Company will continue to compensate him, in the full amount owing to him, as if he had no suffered a disability, for a period of 30 days. Within 30 days of the date of such disability, Mr. DeFazio would be entitled to a cash lump sum payment equal to three times his base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, him with respect to the year immediately before the year in which such disability occurred. In addition, Mr. DeFazio would become fully vested in any outstanding unvested equity awards. If Mr. Lublin suffers a disability, his obligations to perform services under his employment agreement would terminate. In the event of a determination of disability, Mr. Lublin would receive benefits under any disability program sponsored by Metropolitan Commercial Bank, and Mr. Lublin would become fully vested in any outstanding unvested equity or equity-related awards granted to Mr. Lublin (including any performance restricted stock awards).
In the event of the executive’s death, the executive’s estate will be entitled to a lump sum cash payment, within 30 days of the date of death, equal to the amount of earned but unpaid base salary and benefits, three times (one time for Mr. Lublin) the executive’s base salary and an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such death occurred. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
Upon the voluntary termination of the executive’s employment without good reason, the executive would be subject to certain restrictions on his ability solicit employees of Metropolitan Commercial Bank and the Company for a period of one year following the date of termination of employment.
Change in Control Agreement.   On November 27, 2019, the Company and Metropolitan Commercial Bank entered into a change in control agreement with Nick Rosenberg. The agreement provides that, on or after the date of a change in control (as defined in the agreement), if the executive resigns for good reason (as defined in the agreement) or if the executive involuntary terminates employment for a reason other than cause (as defined in the agreement) during the term of the agreement, then within ten business days after the date of termination, the executive will receive a lump sum severance payment equal to two times the greater of the executive’s base salary as of the date of termination or the base salary in effect immediately prior to the date of a change in control plus two times the highest rate of bonus earned by the executive in any one of the three calendar years immediately preceding the year in which the termination of employment occurs. Notwithstanding the foregoing, the payment required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

2009 Equity Incentive Plan.   The Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) provided for grants of restricted shares, incentive stock options, non-qualified stock options, stock appreciation rights and restricted share units. As of May 18, 2019, which was the tenth anniversary of the plan, awards may no longer be granted under the 2009 Equity Incentive Plan.
2019 Equity Incentive Plan.   The Company’s stockholders approved the Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) to provide officers, employees and directors of Company and its affiliates with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2019 Equity Incentive Plan authorizes the issuance to participants of up to 340,000 shares of the Company’s common stock in the form of grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each. Any forfeitures of outstanding awards under the 2009 Equity Incentive Plan after the effective date of the 2019 Equity Incentive Plan are added to the shares available to be issued under the 2019 Equity Incentive Plan. Shares authorized but not issued under the 2009 Equity Incentive Plan were not rolled into under the 2019 Equity Incentive Plan. Under the 2019 Equity Incentive Plan, an employee may not receive more than 50,000 stock options, all of which may be granted as incentive stock options, during any calendar year and an employee may not receive more than $3.0 million of value (determined on the date of grant) of restricted stock awards, restricted stock units or performance awards during any calendar year and a non-employee director may not receive more than $250,000 of value (determined on the date of grant) of stock options, restricted stock awards, restricted stock units or performance awards during any calendar year.
The 2019 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to: select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2019 Equity Incentive Plan; and interpret the 2019 Equity Incentive Plan.
The exercise price of stock options granted under the 2019 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in each recipient’s award agreement.
Executive Annual Incentive Plan.   The plan provides structured annual bonuses to key management personnel for their contributions to achieving strategic organizational objectives of the Company and Metropolitan Commercial Bank. Bonuses under the plan will be determined based on bank-wide performance measurements, including, but not limited to, earnings per share, tangible book value, net income, efficiency ratio and return on average equity. The amount of a bonus will be based on a percentage of a participant’s base salary to the extent performance measurements are satisfied. At the end of each fiscal year, the Compensation Committee will calculate the amount of the award. Bonuses, if any, will be paid within 75 days of the close of the fiscal year end in cash, common stock of the Company or in a combination of cash and common stock of the Company. For the fiscal year ended December 31, 2019, bonuses were paid in a mix of cash and restricted stock awards. Messrs. DeFazio, Rosenberg and Lublin received a cash bonus of  $500,000, $253,687, and $286,000, respectively, and a grant of 9,846, 4,995 and 5,632 restricted stock units (granted on February 15, 2020), respectively, subject to a three-year vesting schedule, with one-third of the shares vesting on December 15 of each year starting in 2020.
Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised stock options and unvested restricted stock awards for each named executive officer as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Fair value of shares or units of stock that have not vested(5) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(5) ($)
Mark R. DeFazio	57,000	—	18.00	10/22/2023	7,143(1)	344,507	60,000	2,893,800
	74,000	—	18.00	12/02/2023	7,462(2)	359,892	—	—
	30,000	—	18.00	03/18/2024	—	—	—	—
	70,000	—	18.00	06/01/2025	—	—	—	—
Nick Rosenberg	—	—	—	—	2,000(3)	96,460	—	—
	—	—	—	—	3,000(1)	144,690	—	—
	—	—	—	—	1,000(4)	48,230	—	—
	—	—	—	—	3,346(2)	161,378	—	—
Scott Lublin	—	—	—	—	—	—	30,000	1,446,900

(1)
Shares of restricted stock granted on March 1, 2017 and vest at a rate of 33.3% per year commencing on March 1, 2020.

(2)
Shares of restricted stock granted on February 27, 2019 and vest at a rate of 33.3% per year commencing on December 31, 2019.

(3)
Remaining shares vest in two equal annual installments commencing on January 1, 2020.

(4)
Remaining shares vest on January 1, 2020.

(5)
Based on the $48.23 per share trading price of the Company’s common stock on December 31, 2019.

Director Compensation
The following table sets forth information regarding the compensation paid to the Company’s non-employee directors for the fiscal year ended December 31, 2019. Mr. DeFazio does not receive any additional compensation for service on the Company’s Board and Metropolitan Commercial Bank’s Board of Directors.
Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(3)	Total ($)
Dale C. Fredston	59,500	155,157	214,657
David M. Gavrin	67,000	155,157	222,157
David J. Gold(2)	98,500	155,157	253,657
Harvey M. Gutman	56,000	155,157	211,157
Terence J. Mitchell	12,000	155,157	167,157
Robert C. Patent(2)	111,000	155,157	266,157
Maria F. Ramirez	46,500	155,157	201,657
William Reinhardt(2)	247,500	155,157	402,657
Robert Usdan	28,000	155,157	183,157
George J. Wolf, Jr.	30,000	155,157	185,157

(1)
As of December 31, 2019, the directors had no unvested stock options. At that same date, Directors Gavrin, Gutman, Patent, Ramirez, Reinhardt and Wolf each had 3,092 unvested shares of restricted stock, and Directors Fredston, Gold, Mitchell and Usdan had 2,592 unvested shares of restricted stock.

(2)
These were the permanent members of the Loan Committee of the Bank, which met 38 times in 2019.

(3)
Amounts in this column reflect the grant of  (a) 3,890 shares on January 1, 2019 issued in lieu of cash for three years of board fees, which vests at a rate of one-third per year starting on December 31, 2019 and (b) 1,000 shares on January 31, 2019, which vested in four equal annual installments at the end of each calendar quarter in 2019. The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of awards and are based on the Company’s stock price on the date of grant, which was $30.85 for the grants made on January 1, 2019 and $35.15 for the grants made on January 31, 2019.

Director Fees
Fees Paid In 2019
For the year ending December 31, 2019, non-executive directors received a grant of Company common stock equal to three years of board fees based on an annual retainer of  $40,000. The shares vest in three equal installments beginning on December 31, 2019. Non-executive directors also received the following fees for their service as chairperson of the board and committees of the board, were paid in cash.
Chair	Retainer
Board Chair	$50,000
Compensation Committee Chair	15,000
Audit Committee Chair	50,000
ORM Committee Chair	25,000
Governance Committee Chair	15,000
ARG Committee Chair	5,000
Loan Committee Chair	10,000
In addition, in 2019, non-executive directors each received the following fees for each committee meeting attended in person or by telephone.
Committee Meeting	Fee
Audit Committee	$2,500
Compensation Committee	2,000
Governance Committee	2,000
ARG Committee	2,000
Loan Committee	2,000
ORM Committee	2,000
ALCO Committee	2,000
Transactions with Related Persons
Transactions by the Company or Metropolitan Commercial Bank with related parties are subject to certain regulatory requirements and restrictions, including the Federal Reserve Board’s Regulation W (which governs certain transactions by Metropolitan Commercial Bank with its affiliates) and the Federal Reserve Board’s Regulation O (which governs certain loans by Metropolitan Commercial Bank to its executive officers, directors and principal stockholders, and their related interests).
Under applicable SEC and New York Stock Exchange rules, related party transactions are transactions in which the Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent stockholders and the immediate family members of these persons. Related party transactions will be referred for approval or ratification to the Company’s Governance Committee. In determining whether to approve a related party transaction, the Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to the Company’s regulators and the potential violations of other corporate policies. There were no related party transactions in 2019.
The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to the Company’s executive officers and directors, but it contains a specific exemption from such prohibition for loans made by the Bank to the Company’s executive officers and directors in compliance with federal banking regulations. The Bank has engaged, and expects to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to us and that do not involve more than the normal risk of collectability or present other unfavorable features. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.
At December 31, 2019, the aggregate amount of extensions of credit to the Company’s directors, executive officers, principal stockholders and their associates was $780,000, or approximately 0.3% of total equity.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has approved the engagement of Crowe LLP to be its independent registered public accounting firm for the year ending December 31, 2020, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe LLP for the year ending December 31, 2020.
A representative of Crowe LLP is expected to attend the Annual Meeting to respond to appropriate questions.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Metropolitan Bank Holding Corp. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2019 and 2018.
	2019	2018
Audit Fees	$391,500	$416,361
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	29,000(1)	—

(1)
Fees are for review of and consent for Registration Statement on Form S-8 and CEIS model validation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, was compatible with maintaining the independence of Crowe LLP. The Audit Committee concluded that performing such services did not affect the independence of Crowe LLP in performing its function as the Company’s independent registered public accounting firm.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement before the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of the Company’s engagement of Crowe LLP.
The Board recommends a vote “FOR” the ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

STOCKHOLDER PROPOSALS
To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Metropolitan Bank Holding Corp.’s executive office, 99 Park Avenue, 12th Floor, New York, New York 10016, no later than November 17, 2020, the 120th day before the anniversary date of this proxy statement. If next year’s annual meeting is held on a date that is 30 days or more from April 21, 2021, any stockholder proposal must be received at a reasonable time before the Company prints or mails its proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
To be considered at next year’s annual meeting of stockholders, but not included in proxy materials, a stockholder nomination for director or proposal to take action at such meeting must be received by the Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. by no later than the close of business on December 17, 2020, which is the 90th day before the anniversary date of this proxy statement; provided, that if the date of the annual meeting is advanced more than 30 days or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (1) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the books of Metropolitan Bank Holding Corp. and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the number of shares of capital stock that are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
A notice with respect to director nominations must include: (1) A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (2) A statement from the candidate that they will be willing to serve as a director if elected; (3) The name and address of the stockholder as they appear on the Company’s books, the number of shares that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required); (4) A representation as to whether such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice; (5) The name, age, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided); (6) A description of any and all arrangements or understandings between the proposing stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (7) A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board; and (8) Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.
Nothing in this Proxy Statement shall be deemed to require us to include in the Company’s proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS
The cost of solicitation of proxies will be borne by Metropolitan Bank Holding Corp. Metropolitan Bank Holding Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Metropolitan Bank Holding Corp. may solicit proxies personally or by telephone without additional compensation. The Company’s 2019 Annual Report to Stockholders is included with this Proxy Statement. Any stockholder may obtain a copy of the Annual Report on Form 10-K through the Company’s website, www.mcbankny.com, by calling us or writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.
Investor Relations
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
Phone: (212) 365-6721
IR@mcbankny.com

Metropolitan Bank Holding

VOTE

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert C. Patent	☐	☐	02 - Maria Fiorini Ramirez	☐	☐	03 - William Reinhardt	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 1 D V

036YBA

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of Metropolitan Bank Holding Corp. Stockholders

Tuesday, April 21, 2020, 9:30a.m., Local Time
Convene
101 Park Avenue (Southeast Corner of 41st Street and Park Avenue), New York, New York 10016

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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Proxy — Metropolitan Bank Holding Corp.

Notice of 2020 Annual Meeting of Stockholders

Convene, 101 Park Avenue, New York, New York 10016
Proxy Solicited by Board of Directors for Annual Meeting — April 21, 2020

Mark R. DeFazio, David M. Gavrin and George J. Wolf, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. to be held on April 21, 2020 or at any postponement or adjournment thereof.

This proxy is revocable and will be voted as directed by the stockholder. If no such directions are indicated, this proxy, properly signed and dated, will be voted FOR the three nominees for director and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE AND "FOR" EACH PROPOSAL.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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